
    <ARTICLE>                        5
    <LEGEND>                         This schedule contains summary financial
                                     information extracted from the Newell Co.
                                     and Subsidiaries Consolidated Balance
                                     Sheets and Statements of Income and is
                                     qualified in its entirety by reference to
                                     such financial statements.
    <MULTIPLIER>                     1,000

    <PERIOD-TYPE>                    9-MOS
    <FISCAL-YEAR-END>                DEC-31-1998
    <PERIOD-END>                     SEP-30-1998
    <CASH>                           34,280
    <SECURITIES>                     8,163
    <RECEIVABLES>                    670,193
    <ALLOWANCES>                     (21,074)  <F1>
    <INVENTORY>                      776,093
    <CURRENT-ASSETS>                 1,767,370
    <PP&E>                           1,340,035  <F2>
    <DEPRECIATION>                   (505,549)  <F2>
    <TOTAL-ASSETS>                   4,603,718
    <CURRENT-LIABILITIES>            1,061,675
    <BONDS>                          912,650
    <PREFERRED-MANDATORY>            500,000
    <PREFERRED>                      0
    <COMMON>                         162,634
    <OTHER-SE>                       1,722,897
    <TOTAL-LIABILITY-AND-EQUITY>     4,603,718
    <SALES>                          2,650,263
    <TOTAL-REVENUES>                 863,623
    <CGS>                            1,722,897
    <TOTAL-COSTS>                    2,232,024
    <OTHER-EXPENSES>                (169,307)
    <LOSS-PROVISION>                 3,528  <F1>
    <INTEREST-EXPENSE>               43,966
    <INCOME-PRETAX>                  587,546
    <INCOME-TAX>                     250,740
    <INCOME-CONTINUING>              336,806
    <DISCONTINUED>                   0
    <EXTRAORDINARY>                  0
    <CHANGES>                        0
    <NET-INCOME>                     336,806
    <EPS-PRIMARY>                    2.07

    <EPS-DILUTED>                    2.02

                                     <F1>
                                     Allowances for doubtful accounts are
                                     reported as contra accounts to accounts
                                     receivable. The corporate reserve for bad debts is a percentage of trade receivables based on the bad debts experienced in one or more past years, general economic conditions, the age of the receivables and other factors that indicate the element of uncollectibility in the receivables outstanding at the end of the period.
                                     <F2>
                                     See note 5 to consolidated financial
                                     statements.